UNITED STATES
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NATIONAL FUEL GAS COMPANY

(Name of Registrant as Specified in its Charter)
New Mountain Vantage, L.P.
New Mountain Vantage (California), L.P.
New Mountain Vantage (Texas), L.P.
New Mountain Vantage Holdco Ltd.

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New Mountain Vantage, L.P., a Delaware limited partnership (“NMV”), New Mountain Vantage (California), L.P., a Delaware limited partnership (“NMVC”), New Mountain Vantage (Texas), L.P., a Delaware limited partnership (“NMVT”) and New Mountain Vantage HoldCo Ltd., a Cayman Islands exempt limited company (“NMV Offshore HoldCo”, and collectively, the “Proponents”) have given notice to National Fuel Gas Company (the “Company”) of their intent to nominate David M. DiDomenico, F. Fox Benton, III and Frederic V. Salerno (the “Nominees) for election to the Board of Directors of the Issuer at the 2008 Annual Meeting of the Stockholders of the Company.
New Mountain Vantage GP, L.L.C., a Delaware limited liability company (“Vantage GP”), NMV, NMVC, NMVT, New Mountain Vantage Advisers, L.L.C., a Delaware limited liability company (“NMV Advisers”), New Mountain Vantage (Cayman) Ltd., a Cayman Islands exempt limited company (“NMV Offshore”), NMV Offshore HoldCo, Mr. Steven B. Klinsky (collectively, the “NMV Entities”), NMV Special Holdings, LLC, a Delaware limited liability company (“NMVSH”), and the California Public Employees’ Retirement System, a unit of the California State and Consumer Services Agency charged with oversight of the Public Employees’ Retirement Fund (“CalPERS”), (NMV Entities, NMVSH and CalPERS, collectively, the “Reporting Persons”, and together with the Proponents and Nominees, the “Participants”) have previously filed a Schedule 13D (“Schedule 13D”) with the SEC on October 30, 2006, as amended, relating to the common stock of the Company.
Additional Information
The Proponents intend to file a proxy statement with the Securities and Exchange Commission (“SEC”) on Schedule 14A and the Proponents expect to mail a proxy statement to the Company’s stockholders containing information about the proxy solicitation. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE.
The proxy statement will contain important information about the Participants, including the Nominees, and related matters. Investors and security holders may obtain these documents, when available, free of charge by contacting the Proponents’ proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 456-3422. Banks and Brokers may call collect at 212-750-5833. The proxy statement will also be available through the web site maintained by the SEC at www.sec.gov. In addition to the proxy statement, the Proponents may file other proxy information with the SEC.
The Participants may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the proposed proxy solicitation. Information about the Reporting Persons and their ownership of Company common stock is set forth in the Schedule 13D. Information about the Nominees and other information regarding the participants in the proxy solicitation will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.
The Proponents intend to use the following presentation as the basis for discussion with certain stockholders of the Company.

Building the Value of National Fuel Gas New Mountain Vantage Advisers November 2007 www.buildNFGvalue.com

Disclaimer New Mountain Vantage, L.P., a Delaware limited partnership ("NMV"), New Mountain Vantage (California), L.P., a Delaware limited partnership ("NMVC"), New Mountain Vantage (Texas), L.P., a Delaware limited partnership ("NMVT"), and New Mountain Vantage HoldCo Ltd., a Cayman Islands exempt limited company ("NMV Offshore HoldCo", and collectively, the "Proponents"), have given notice to National Fuel Gas Company (the "Company") of their intent to nominate F. Fox Benton, III, David M. DiDomenico, and Frederic V. Salerno (the "Nominees") for election to the Board of Directors of "NFG" or the Company at the 2008 Annual Meeting of the Shareholders of the Company. New Mountain Vantage GP, L.L.C., a Delaware limited liability company ("Vantage GP"), NMV, NMVC, NMVT, New Mountain Vantage Advisers, L.L.C., a Delaware limited liability company ("Vantage" or "New Mountain Vantage"), New Mountain Vantage (Cayman) Ltd., a Cayman Islands exempt limited company ("NMV Offshore"), NMV Offshore HoldCo, Mr. Steven B. Klinsky (collectively, the "NMV Entities"), NMV Special Holdings, LLC, a Delaware limited liability company ("NMVSH"), and the California Public Employees' Retirement System, a unit of the California State and Consumer Services Agency charged with oversight of the Public Employees' Retirement Fund ("CalPERS"), (NMV Entities, NMVSH and CalPERS, collectively, the "Reporting Persons", and together with the Proponents and Nominees, the "Participants") have previously filed a Schedule 13D ("Schedule 13D") with the Securities and Exchange Commission ("SEC") on October 30, 2006, as amended, relating to the common stock of the Company. Except as provided in its Schedule 13D, the Participants are not acting together with any other person for the purpose of acquiring, holding, voting or disposing of securities of NFG. Any intention of any other person to act together with the Participants for any of these purposes is expressly disclaimed by the Participants. This presentation is for general information purposes only. It does not have regard to the specific investment objective, financial situation, suitability or the particular need of any specific person who reads this presentation, and should not be taken as advice on the merits of any investment decision. The views expressed herein are those of Vantage and are based on or derived from publicly available information. Except for historical information contained in this presentation, this presentation, including the analyses and views of Vantage and Schlumberger Data & Consulting ("Schlumberger") contained herein, include forward-looking statements with respect to, among other things, the operating performance of NFG. These statements may be identified by the use of forward-looking terminology such as the words "expects," "intends," "believes," "anticipates" and other terms with similar meaning indicating possible future events or actions or potential impact on the business or shareholders of NFG. Vantage's views and these forward-looking statements are based solely on publicly available information and on various assumptions that are inherently subject to significant economic, competitive, and other risks and uncertainties that could cause actual results to differ materially, and have been included solely for illustrative purposes. These risks and uncertainties include, among others, the ability to successfully solicit sufficient proxies to elect the Proponents' Nominees to the NFG'S board of directors, the ability of the Proponents' Nominees to influence the management of NFG and to improve the operating performance of NFG, and risk factors associated with the business of NFG, as described by NFG on Form 10-K for the fiscal year ended September 30, 2006, and in other periodic reports of NFG, which are available at no charge at the website of the SEC at http://www.sec.gov. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Vantage recognizes that there may be confidential information in the possession of NFG that could lead NFG to disagree with Vantage's conclusions. Other shareholders or potential shareholders of NFG should make their own determination concerning an investment in NFG. Vantage reserves the right to change any of its views expressed herein at any time as it deems appropriate. Vantage disclaims any obligations to update the information contained herein. Vantage and its affiliates manage funds that are in the business of trading - buying and selling - public securities. It is possible that there will be developments in the future that cause Vantage to change its position regarding the Company and possibly increase, reduce, dispose of, or change the form of its investments in the Company. Additional Information The Proponents intend to file a proxy statement with the SEC on Schedule 14A and the Proponents expect to mail a proxy statement to the Company's shareholders containing information about the proxy solicitation. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE. The proxy statement will contain important information about the Participants, including the Nominees, and related matters. Investors and security holders may obtain these documents, when available, free of charge by contacting the Proponents' proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 456-3422. Banks and Brokers may call collect at 212-750-5833. The proxy statement will also be available through the web site maintained by the SEC at www.sec.gov. In addition to the proxy statement, the Proponents may file other proxy information with the SEC. The Participants may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the proposed proxy solicitation. Information about the Reporting Persons and their ownership of Company common stock is set forth in the Schedule 13D. Information about the Nominees and other information regarding the participants in the proxy solicitation will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Introduction to New Mountain Vantage New Mountain Vantage Focused on concentrated positions with opportunities to build significant shareholder value through improvement in operations, capital allocation, and governance Leverages the experience, strength and skills of New Mountain Capital's leading private equity franchise Vantage has assembled a team of advisers dedicated to the NFG effort: Technical & Engineering Advisers Schlumberger Data & Consulting E&P Industry Adviser Fox Benton - former CFO, Ultra Petroleum Utility Industry and Corporate Governance Adviser Fred Salerno - former CFO and Vice Chairman, Verizon Comm.; Former Director of ConEd, Keyspan, Orion Power Corporate & Securities Counsel Fried Frank Corporate, Securities & Regulatory Counsel (Federal Energy Regulatory Commission) Covington & Burling LLP Regulatory Counsel (NY State Public Service Commission) Green & Seifter Accounting and Tax Deloitte & Touche

Situation Overview Vantage purchased its first shares of NFG in February 2006 Represents over 8.1 million shares (over 9.5% of shares outstanding), including CalPERS position Believes itself to be NFG's largest shareholder Vantage has performed extensive due diligence and proprietary research based upon publicly available information over the past 18 months Vantage has sought to pursue an active ongoing dialogue with NFG management for the last 14 months NFG has responded to some Vantage suggestions; however, Vantage believes that the most important ideas and opportunities have not been actively pursued Vantage has now proposed a slate of Directors to make sure that all alternatives to maximize shareholder value are properly considered

Vantage Recommendations to NFG Develop, communicate and execute a plan to maximize value of NFG's Appalachian exploration and production ("E&P") assets Explore Master Limited Partnership ("MLP") structure for NFG's pipeline and storage assets, California E&P assets, and its Appalachian E&P assets Explore sale of NFG's non-core operations Eliminate the 10% poison pill and recommend shareholder approval of the elimination of NFG's staggered board at the 2008 Annual Meeting of Shareholders 1 2 3 4

A Potential Sum Of Parts Reference Range For NFG May Be Useful To Set A Strategic Course For NFG In addition, NFG's Marcellus Shale opportunity could over time be worth ~$3.0 billion if valued as an analogue to Range Resource's potential value on a per acre basis per Wall Street estimates(11) 1 2 3 4 5 Note: Refer to slide 6 for footnotes Note: The range of values shown are subject to a number of assumptions and uncertainties. Actual values achieved may materially vary from the amounts shown. These values are not intended to be predictive of prices at which NFG's stock would trade 6

Footnotes To The Potential Sum Of Parts Reference Range For NFG (1) NFG 8-K dated October 11, 2007 (2) Based on ranges from selected companies analysis - refer to slides 47 - 51 in Appendix for supporting documentation (3) Schlumberger Data and Consulting Services - refer to slides 42 - 46 in Appendix for supporting documentation (4) Vantage estimate based on daily production and lifting costs as reported in NFG 2006 10-K, as well as Vantage estimates for the basis differential - refer to slide 53 in appendix for supporting data (5) NFG 2006 10-K (6) Average of analyst EBITDA estimates from CSFB (Oct. 12, 2007 report), Lehman Brothers (Aug. 16, 2007 model), and Citigroup (Oct. 11, 2007 report) (7) Based on prior transaction multiples - see slide 54 in Appendix for supporting documentation (8) Total acreage based on NFG 2006 10-K; price per acre based on NFG's 2003 sale of 70,000 acres in Pennsylvania and New York, generating gross proceeds of $186.3m ($2,661/acre) and a net after-tax gain of $102.0m ($1,457/acre), as stated in a NFG press release dated Aug. 1, 2003 (9) Vantage estimates for Landfill Gas and Energy Marketing multiples (10) Estimate from Public Utility Holding Company Act (PUHCA) filing dated September 30, 2004 (11) In an analyst report dated January 16, 2007, Morgan Stanley estimates Marcellus acreage owned by Range Resources could be worth $2.0 billion. Assuming equivalent value / acre, NFG's acreage (greater than 50% larger as reported in NFG's 8-K dated April 27, 2007 compared to Range Resource's 8-K dated April 16, 2007) could be worth ~$3.0 billion Footnotes to Page 5

NFG Is An Undervalued Holding Company, Even Assuming Appalachia Acreage Has No Value 8.70000000000099 14.8000000000017 9.30000000000106 9.40000000000107 12.8000000000015 NFG(1) Pipeline MLPs(2) E&P MLPs(3) Pure Play Gas Utilities(2) Premium Diversified Energy(4) EBITDA Multiples Pure Play Selected Companies (1) EV / 2007E EBITDA multiple on consensus analyst estimate for NFG as reported by Bloomberg, as of Nov. 1, 2007; EV / 2008E EBITDA multiple on consensus analyst estimate is also 8.7x as reported by Bloomberg (2) Mean EV / 2007E EBITDA multiple on consensus analyst estimates (3) Mean EV / 2008E EBITDA multiple on consensus analyst estimates (4) EV / 2008E EBITDA multiple on consensus analyst estimate for Equitable Resources, the only selected company in Premium Diversified Energy category Note: Refer to slides 47 - 51 of Appendix for selected companies analysis 8.8x

Key is to Get the Board to Act Vantage believes major opportunities require a NFG effort to: Examine all options to maximize shareholder value Hire top-tier investment bankers Hold open discussions with strategic partners Drive forward the tough decisions Vantage believes shareholders need fresh Board representatives who: Act like owners focused on increasing shareholder value Will advocate a fair and full process Will advocate timely Board action with clear deadlines and deliverables Vantage believes shareholders need a "seat at the table"

I. The Appalachia Opportunity

Overview of Appalachia Opportunity Appalachia is the oldest producing basin in the United States Appalachia has several attractive characteristics Long-lived gas reserves Proximity to markets NFG is one of the largest landowners in the basin Controls 939,000 acres (roughly the size of Rhode Island) ~790,000 in Pennsylvania; ~150,000 in New York(1) Significant fee mineral ownership; approximately ~600,000 acres(2) Roughly ~450,000 acres estimated by management to be undeveloped(3) Vantage believes that NFG has opportunities in at least two formations Shallow Sands: NFG has had a 96% success rate for new wells from 2001 - 2006(4) Marcellus Shale: A significant potential opportunity, now being pursued by top E&P competitors (1) NFG 8-K dated April 27, 2007 (2) NFG 2005 10-K (3) NFG 2006 10-K (4) NFG 2005 and 2006 Financial and Statistical Report, from NFG's website

Appalachia Basin is Area of Accelerating Interest for Several Peers

2003

- Talisman Energy starts drilling the Trenton Black River formation in New York

2004

- Range Resources purchases Great Lakes Energy
- Equitable Resources begins E&P transformation

2005

- Chesapeake Energy buys Columbia Natural Resources for ~$3 billion(1)

2006

- Range Resources drills its first Marcellus Shale well
- Linn Energy and Atlas Energy, focused in Appalachia, go public
- Equitable Resources says horizontal wells are a "game changer" for the basin(2)

2007

- Atlas Energy Resources drills its first Marcellus Shale well
- Leasing activity increases in Pennsylvania for the Marcellus Shale

(1) Chesapeake Energy press release dated November 16, 2005
(2) Equitable Resources Earnings Conference Call, October 26, 2006

BUILD NFG VALUE 11

Vantage Believes That, Before Vantage Became Involved In NFG, NFG Had Been Underinvesting in Appalachia

- Historically, in Vantage's view, NFG underinvested in Appalachia
  - Did not show a map of acreage to shareholders
  - Had not disclosed Proved Undeveloped, Probable, and Possible ("3-P") reserves
  - Averaged only 61 wells per year (2001 – 2006)

- Instead, NFG had spent over $530 million dollars from 2001 to 2006 on what Vantage views as an unsuccessful exploration program in Canada and the Gulf of Mexico, while spending only $79 million cumulatively in Appalachia over the same five-year period

Vantage believes NFG has misallocated capital in its E&P business

	Investment		Reserves (Bcfe)			Production (Bcfe)		
Region	2001 – 2006 Cumulative Capex ($m)(1)	Finding & Development Cost ($ / mcfe)(2)	2001(1)	2006(1)	% Δ	2001(1)	2006(1)	% Δ
Gulf Coast	$308.7	$4.15	127.6	49.3	(61%)	42.1	13.2	(69%)
Canada(3)	226.3	n/a	182.1	43.3	(76%)	8.1	9.3	15%
California	190.9	n/a	509.0	405.1	(20%)	21.6	19.4	(10%)
Appalachia	78.7	2.29	78.9	83.0	5%	4.2	5.5	32%
Totals	**$804.6**	**-**	**897.6**	**580.7**	**(35%)**	**76.0**	**47.4**	**(38%)**

(1) Sourced from NFG 10-Ks 2001 to 2006; Appalachia capital expenditures for 2002-2003 from NFG 8-K dated April 27, 2007; Appalachia capital expenditures for 2001 estimated as equal to 2002 figure of ~$10m
(2) NFG 8-K dated April 27, 2007
(3) Canada adjusted for sale of Southeast Saskatchewan properties, which resulted in a loss

BUILD NFG VALUE 12

NFG Has A History of E&P Impairments Year Impairment ($m) Cause 1998 $129 Significant declines in oil prices 2001 181 Canadian properties; low oil and gas prices 2003 43 Downward revisions to crude oil reserves related to sold Canadian properties; overall decline in crude oil prices 2006 105 Canadian properties; decline in natural gas prices Total 458 Source: NFG 10-Ks Over ~$450 million in E&P impairments since 1998 Vantage believes NFG has approached the E&P business from a utility mindset "Over the past several months, natural gas prices have skyrocketed... In any but the most shortsighted of views, this is not good for National Fuel." - 2003 Annual Report, Letter to Shareholders Philip C. Ackerman Chairman of the Board, President & CEO

Vantage Commissioned Schlumberger To Help Set New Strategic Direction For NFG's Appalachian Acreage As explained above, in early 2006 when Vantage began its NFG investment, NFG had issued no public map of its Appalachian acreage, had no 3-P reserves for Appalachia, and was drilling only 61 wells per year on average between 2001 and 2006, even as Range Resources, Atlas Energy, Equitable Resources and others were moving aggressively in the region Vantage believed it was necessary to engage a highly reputable third party to analyze data to determine whether Appalachia could be a much more valuable asset for shareholders if properly developed Vantage commissioned Schlumberger in March 2006 to assess the full reserve potential of all NFG's acreage position in Appalachia, including the potential number of shallow well drilling locations, an optimal long-term drilling plan, and the potential cash flows and net present value of the asset Vantage presented a summary of Schlumberger's work to NFG in 2006 and encouraged NFG to retain Schlumberger directly, in order to reproduce the same high level strategic analysis for all shareholders. The Company chose not to do so Vantage believes that the actions and successes of other E&P companies in the region lead to the same strategic direction as the Schlumberger analysis, even if the Schlumberger work did not exist Vantage believes that the Vantage and Schlumberger work is not inconsistent with NFG's internal data and the Netherland, Sewell report; rather, Vantage believes that Schlumberger is addressing a different, broader and more strategic set of questions (i.e., what all 939,000 acres could be worth if developed and managed optimally)

Vantage Work With Schlumberger Indicates Major Untapped Opportunities Work Summary Schlumberger reviewed publicly available production data for a large sample set (approximately 40,000 wells) located in all counties where NFG owns acreage The data are from many operators, not just NFG Schlumberger developed a modeled "type curve" or decline curve for the low risk, shallow horizons (Upper Devonian / Clinton Medina) in NFG's counties Schlumberger modeled the economics of a potential drilling plan based on these average "type curves" and based on capital and operating cost assumptions in accordance with NFG's estimates Conclusions At a natural gas price of $7.50 per mcf and an oil price of $70 per barrel, Schlumberger's model drilling program yields EBITDA of approximately $218 million in year five of the program, and a net present value at a 10% discount rate of approximately $1.1 billion(1) Vantage views Schlumberger's work as strategic and directional, rather than as a precise point estimate of ultimate value The Marcellus Shale opportunity would be in addition to this shallow level opportunity (1) Refer to slide 42 - 46 in Appendix; based on Schlumberger analysis

Even If Schlumberger Analysis Did Not Exist, Vantage Believes The Actions Of Other Appalachian E&P Operators Also Make Opportunity Clear Competitors have been actively investing in their Appalachia acreage... Cumulative Wells Drilled, 2005-2006 Cumulative Development Capex, 2005-2006 $m 198.000000000023 1313.00000000015 980.000000000111 1361.00000000015 EQT2 RRC3 Median 1,171 NFG ATN1 .... which has translated into superior resource growth and development Production Growth, 2004-2006 CAGR % Reserve Growth, 2004-2006 CAGR % (1) Atlas Energy Resources 2004 figures based on Sept. YE; 2006 figures based on Dec. YE (2) Equitable Resources (3) Range Resources figures include Appalachia business segment only; production growth CAGR calculated from 2005- 2006 to eliminate impact of acquisitions in 2004 (Great Lakes, Pine Mountain) Source: Public filings for Atlas Energy Resources, Equitable Resources, and Range Resources 40.0000000000045 489.700000000056 389.000000000044 306.900000000035 ATN1 NFG EQT2 Median 348 RRC3 0 8.62076203634095 5.75197366493841 9.90000000000113 ATN1 EQT2 RRC3 Median 7.5% NFG 1,313 2 7.77565132356172 8.77108053008091 10.7323450360564 ATN1 EQT2 RRC3 Median 8.5% NFG

Other Operators Are Active In NFG's Counties Pennsylvania Counties NFG Atlas Range Resources EOG Equitable Linn Energy Armstrong Cameron Clarion Clearfield Crawford Elk Erie Forest Indiana Jefferson McKean Mercer Potter Tioga Venango Warren Over 5,500 wells were drilled by other operators in the last 36 months (ended September 2007) in Pennsylvania counties where NFG has acreage(1) Top quality peers are present in NFG's counties(2) (1) Source: IHS Energy - see slide 39 in Appendix (2) Source: Schlumberger Data and Consulting Services

Marcellus Shale May Be Another Major Potential Opportunity NFG controls approximately 860,000 acres in the Marcellus Shale(1) Recent preliminary indicators from competitors operating in the Marcellus Shale are encouraging Range Resources and Atlas Energy have both indicated that vertical test wells in the Marcellus Shale are showing recoverable reserves of 0.6 - 1.0 Bcfe per well(2) Horizontal results are expected to yield greater recoverable reserves(3) Range Resources estimates 2.5 - 5.0 Tcfe of unrisked potential reserves on its 420,000 leasehold acres in Pennsylvania(4) Morgan Stanley values these resources at ~$2.0 billion in risked net asset value as of January 2007(5) Atlas Energy estimates 1.0 - 2.0 Tcfe of potential net gas reserves on 230,000 net acres(6) EOG Resources estimates 1.2 Tcfe of potential reserves on its average position of 227,000 net acres in Pennsylvania(7) NFG has almost two times the acreage of Range Resources; almost four times the acreage of Atlas Energy and EOG Resources In November 2006, NFG partnered with EOG Resources to pursue a Marcellus Shale exploration program; however, drilling has commenced only on a limited number of wells so far, and the Company has not committed to disclose reserve potential estimates by any date (1) NFG 8-K dated April 27, 2007 (2) Atlas Energy Investor Presentation dated April 23, 2007; Range Resources earnings call on October 25, 2007 (3) Range Resources earnings call on October 25, 2007 (4) Range Resources 8-K dated April 16, 2007 (5) Morgan Stanley Research Report, "Range Resources Corp; A Range of Opportunities" January 16, 2007 (6) Atlas Energy Investor Presentation dated September 2007 (7) EOG Resources Investor Day Presentation dated November 29, 2006

Netherland, Sewell Report to NFG Reviewed Only Small Part of Big Picture Vantage believes that the Netherland, Sewell report to NFG did not address the key strategic question that Vantage has asked regarding the full resource potential of NFG's acreage Only evaluated ~200,000 out of 939,000 acres(1) Appears to have only evaluated the lowest risk infill drilling potential Probable and possible locations are based on only one step-out from a subset of NFG wells No third party offset wells were evaluated The Netherland, Sewell report to NFG, as published, left open critical questions Does not address whether well recoveries may be greater with superior operational capabilities Does not benchmark NFG's cost structure Does not include a drilling plan or development plan Does not consider the Marcellus Shale or other high potential horizons However, the Netherland, Sewell report to NFG does indicate substantial potential According to the Netherland, Sewell report, Proved Undeveloped reserves per well average 135 Mmcfe; Probable and Possible reserves per well average 121 Mmcfe and 120 Mmcfe respectively(2) These estimates imply significant upside potential from NFG's reported results of 97 Mmcfe reserves per well for its shallow gas program in 2007(1) At 600 wells per year and 135 Mmcfe per well, value creation would be substantial The Company indicated it expects proved reserves to grow as drilling continues "Although Netherland, Sewell has identified only approximately 1,000 locations that can be classified as having undeveloped reserves, we believe that, at current commodity price levels and well costs, hundreds of wells will be drillable each year for the foreseeable future. We fully expect that the step-out locations we drill each year, as well as the exploratory wells we will drill on the acreage that is now classified as only having 'Prospective Resources' will yield additional locations that will ultimately be classifiable in the Proved, Probable, and Possible categories." - Matt Cabell, President of Seneca Resources Corporation, NFG(1) (1) NFG 8-K dated October 11, 2007 (2) Based on an estimate of 11,041,584 mcfe (gross) for 82 Proved Undeveloped well locations, 38,856,770 mcfe (gross) for 321 Probable Undeveloped well locations, and 78,461,256 mcfe (gross) for 654 well locations; NFG 8-K dated October 11, 2007, Exhibit 4, Page 1

Best Path May Be Sale or Partnering of Assets E&P operators have expressed interest to Vantage in NFG's assets Vantage believes these operators could apply the technical skills to NFG's assets needed for full value creation All strategic alternatives to maximize shareholder value should be carefully considered Merger of NFG's E&P business with an existing E&P MLP for cash and units Tax-free separation of part or all of NFG's E&P business to NFG shareholders Tax-free separation of part or all of NFG's E&P business in sponsored spin transaction

Key is to Get the Board to Act Vantage believes major opportunities require a NFG effort to: Examine all options to maximize shareholder value Hire top-tier investment bankers Hold open discussions with strategic partners Drive forward the tough decisions Vantage believes shareholders need fresh Board representatives who: Act like owners focused on increasing shareholder value Will advocate a fair and full process Will advocate timely Board action with clear deadlines and deliverables Vantage believes shareholders need a "seat at the table"

II. The MLP Opportunity

NFG Has Assets Appropriate For MLPs Vantage believes NFG's pipeline assets are appropriate to hold in an MLP structure Lower cost of capital enables acquisition growth strategy Opportunity for incentive distribution rights at the General Partner level Vantage's advisers have not identified any regulatory, tax or business reasons why the pipeline cannot be put into an MLP Vantage believes NFG's California asset is appropriate for MLP structure or sale to an MLP operator Large asset; long reserve life Low maintenance capex Appalachia drop-down opportunity into an MLP Captive source of organic growth as reserves are proved up Unique and positive investment story among E&P MLPs

Premium MLP Trading Multiples Support Vantage Recommendations (1) Refer to slides 47 - 51 in Appendix for complete selected company analysis Linn Energy 9.4x 9.6x Breitburn Energy Partners 8.9x Average 9.3x Atlas Energy Resources E&P MLP Operators 2008E EBITDA Multiples(1) 2007E EBITDA Multiples(1) Crosstex Energy Copano Energy Atlas Pipeline Partners 13.5x 12.8x Boardwalk Pipeline Partners 15.7x 18.7x 15.3x 16.1x 15.1x 13.8x 16.3x 15.8x 11.8x 12.2x Williams Partners TC Pipelines Spectra Energy Partners Regency Energy Partners ONEOK Partners MarkWest Energy Partners Enterprise Products Partners Energy Transfer Partners Average 14.8x Pipeline & Mid-stream MLPs 12.6x

Key is to Get the Board to Act Vantage believes major opportunities require a NFG effort to: Examine all options to maximize shareholder value Hire top-tier investment bankers Hold open discussions with strategic partners Drive forward the tough decisions Vantage believes shareholders need fresh Board representatives who: Act like owners focused on increasing shareholder value Will advocate a fair and full process Will advocate timely Board action with clear deadlines and deliverables Vantage believes shareholders need a "seat at the table"

III. Sale of Non-Core Assets

Vantage Believes NFG Has Several Non-Core Businesses to Divest Gulf of Mexico E&P Assets. In Vantage's view: High risk exploration portfolio High finding and development costs High cost operating environment No competitive advantage or strategic purpose Timber and Saw Mill Assets. In Vantage's view: Non-strategic legacy asset Minor earnings contributor NFG's most recent timber sale (2003) suggests potential for accretive sale price(1) Landfill Gas & Horizon Power. In Vantage's view: Non-strategic assets Limited earnings contributions Vantage believes that estimated proceeds from divestitures of ~$450 million can be achieved and reinvested into core businesses(2) (1) NFG sold 70,000 acres for $186.3m, or $2,661 per acre; based on NFG press release dated Aug. 1, 2003 (2) Refer to slide 5; $450m is approximately the mid-point of the reference range

Key is to Get the Board to Act Vantage believes major opportunities require a NFG effort to: Examine all options to maximize shareholder value Hire top-tier investment bankers Hold open discussions with strategic partners Drive forward the tough decisions Vantage believes shareholders need fresh Board representatives who: Act like owners focused on increasing shareholder value Will advocate a fair and full process Will advocate timely Board action with clear deadlines and deliverables Vantage believes shareholders need a "seat at the table"

IV. Corporate Governance

NFG's Corporate Governance Structure Falls Short of Best Practice Shareholders have not been afforded the opportunity to approve NFG's poison pill, which is triggered at a very low threshold of 10% Directors are not elected annually

Key is to Get the Board to Act Vantage believes shareholders need fresh Board representatives who: Act like owners focused on increasing shareholder value Will advocate fair and full process Will advocate timely Board action with clear deadlines and deliverables Vantage believes shareholders need a "seat at the table"

V. Vantage Slate

The Vantage Slate F. Fox Benton Significant E&P operations and transaction experience Former CFO, Ultra Petroleum (1999 - 2005) Key member of an Ultra Petroleum leadership team that created ~$10 billion of shareholder value David DiDomenico Significant capital markets expertise New Mountain Vantage Managing Director; responsible for direct oversight of NFG position Previous investment management positions with Lehman Brothers' Neuberger Berman, Starwood Capital Group, and Tiger Management; significant energy investment experience Frederic Salerno Significant utility and corporate governance experience Formerly Verizon's Vice Chairman and Chief Financial Officer; 37 years in the telecommunications industry Formerly Senior Vice Chairman and CFO of Bell Atlantic, and President & CEO of NYNEX Served as the lead negotiator in three significant mergers: Merger of Bell Atlantic and NYNEX Merger of Bell Atlantic and GTE Combination of U.S. wireless assets of Bell Atlantic and Vodafone into Verizon Wireless Currently serves as Director of Akamai Technologies, Inc., Bear Stearns & Company, Inc., CBS Corp., Intercontinental Exchange, Inc., Popular, Inc., and Viacom, Inc. Formerly a Director of Consolidated Edison, Inc., Keyspan Energy, and Orion Power Holdings Chairman of the Board of Trustees of the State University of New York, 1990-1996

Reasons to Support the Vantage Slate New voices on the Board to pursue opportunities to maximize shareholder value Provide NFG with knowledgeable, owner-oriented directors Seek to build NFG to its maximum possible value

Appendix Appalachia Overview Operating Performance Statistics of Publicly Traded Appalachian E&P Companies Schlumberger Analysis Selected Companies Analysis Support for Sum of Parts Reference Range

I. Appalachia Overview

Multiple Opportunities in Pennsylvania

NFG Opportunity[1]	Comment[2]
• Shallow Sands	Lowest risk development opportunity that Vantage has evaluated with help of Schlumberger Data and Consulting
• Marcellus Shale	Emerging play with break out potential being pioneered by Range Resources and Atlas Energy
• Onondaga Formation	Recent significant discovery on NFG's acreage
• Oriskany Sandstone • Huntsville Chert and Ridgeley Sandstone • Lockport Dolomite • Medina Grove • Tuscarora Formation • Bald Eagle Formation • Gatesbury Formation and Little Falls Dolomite	Higher risk exploration but potentially attractive rewards

(1) The Geology of Pennsylvania, Charles Shultz, Editor
(2) Vantage's views

BUILD NFG VALUE 37

NFG's Counties Believed To Contain Half the Estimated Undiscovered Recoverable Reserves in the State of Pennsylvania Source: The Geology of Pennsylvania, Charles Shultz, Editor NFG Counties Probable (Bcfe) Probable (Bcfe) Possible (Bcfe) Possible (Bcfe) Speculative (Bcfe) Speculative (Bcfe) Sub-Total (Bcfe) Sub-Total (Bcfe) Grand Total (Bcfe) Pennsylvania Conventional Unconventional Conventional Unconventional Conventional Unconventional Conventional Unconventional Armstrong 80 7 2 254 12 196 94 457 551 Cameron 25 10 84 12 30 64 139 86 225 Clarion 86 30 0 38 2 183 88 251 339 Clearfield 373 4 366 91 91 248 830 343 1,173 Crawford 129 113 737 116 5 423 871 652 1,523 Elk 58 9 61 12 12 56 131 77 208 Erie 97 138 152 125 13 308 262 571 833 Forest 35 9 2 11 3 52 40 72 112 Indiana 403 55 33 70 48 224 484 349 833 Jefferson 172 5 8 88 8 275 188 368 556 McKean 62 54 114 68 13 331 189 453 642 Mercer 94 19 168 24 6 117 268 160 428 Potter 70 29 84 36 79 177 233 242 475 Tioga 42 58 28 72 224 352 294 482 776 Venango 28 37 102 46 10 222 140 305 445 Warren 66 32 109 40 28 194 203 266 469 Total NFG Counties 1,820 609 2,050 1,103 584 3,422 4,454 5,134 9,588 All of Pennsylvania 2,722 1,233 3,378 2,635 2,460 7,182 8,560 11,050 19,610

Significant Industry Activity in NFG's Counties Source: IHS Energy Database Counties where NFG has Acreage in Pennsylvania Cumulative Wells Drilled Last 36 Months as of Sept. 2007 (all operators) Armstrong 689 Cameron 2 Crawford 443 Elk 182 Erie 52 Forest 474 Indiana 768 Jefferson 431 McKean 1,370 Mercer 439 Potter 73 Tioga 2 Venango 165 Warren 425 Total 5,515

II. Operating Performance Statistics of Publicly Traded Appalachian E&P Companies

Summary Data for Publicly Traded Appalachian Operators ATN EQT RRC COG CHK LINE Avg. NFG Net Acreage (000s) 657 3,099 1,900 962 3,737 174 1,755 939 Total Proved Reserves (Bcfe) 181 2,497 915 704 1,491 199 998 110 Wells Operated 6,700 12,000 6,421 2,719 NA 1,785 5,925 2,077 Spacing Implied by Current Wells (acres / well) 98 258 296 354 NA 97 229 (weighted) 452 Current Drilling Locations 3,000 (future) 18,000 3,300 8,350 9,100 1,119 7,145 1,000 2005 Wells Drilled 666 420 622 185 15 110 336 52 2006 Wells Drilled 647 560 739 200 319 155 437 146 Cumulative (2 years) 1,313 980 1,361 385 334 265 773 198 2007E Wells Drilled 1,000 670 NA 270 NA NA 647 233 2005 Capex ($ million) 206 189 123 99 8 43 111 13 2006 Capex ($ million) 284 200 184 145 171 45 172 27 Cumulative (2 years) 490 389 307 244 179 89 283 40 2007E Capex ($ million) 339 231 NA 160 NA NA 243 50 Reserves per well (mcfe) 156 300 - 500 NA 402 350 200 302 97 F&D Cost ($/mcfe) $1.79 $0.66 NA $1.13 $1.62 $1.31 $1.30 $2.29 Source: Public filings and presentations of the above companies and NFG

III. Schlumberger Analysis Note: Based solely on publicly available data obtained from The State of New York, The Commonwealth of Pennsylvania, and other public sources

Schlumberger Resource Assessment Key Assumptions Input Metrics Assumptions Sources Drill well program Wells drilled / year Accelerating from 200 to 600, with 80% / 20% split between Upper Devonian and Medina Year Upper Devonian Medina 1 160 40 2 320 80 3 400 100 4 - 10 480 120 Vantage / Schlumberger based on activities of other E&P operators Capital $ / Well $200,350 NFG 8-K dated Oct. 11, 2007 Expenses Fixed, $ / Well / Month Variable, $ / mcfe Ad Valorem Tax, % $150.00 $0.43 0% Interests Working, % Net Revenue, % 100% 94% Commodity Pricing Oil, $ / Bbl Gas, $ / mcf $70.00 $7.50 Schlumberger Schlumberger Price Basis Adjustment Oil, $ / Bbl Gas, $ / mcf -$3.00 $0.25 Vantage / Schlumberger Vantage / Schlumberger Drill Well Count Drill Well Timing All wells drilled and on production in July of drill year No delay from capital to production Vantage / Schlumberger Type Curves Mmcfe / Yr See slide 44 in Appendix Schlumberger NFG 8-K dated Oct. 11, 2007 NFG 8-K dated Oct. 11, 2007 NFG 8-K dated Oct. 11, 2007 NFG 8-K dated Oct. 11, 2007 NFG 8-K dated Oct. 11, 2007

Average Type Curves (Schlumberger Analysis) and NFG 2007 Shallow Gas Program Results Gas Equivalent, Mmcfe/Yr (1) Source: Schlumberger Data and Consulting Analysis (2) Source: NFG 8-K dated October 11, 2007 0 1.00000000000011 2.00000000000023 3.00000000000034 4.00000000000045 5.00000000000057 6.00000000000068 7.0000000000008 8.00000000000091 9.00000000000102 10.0000000000011 11.0000000000013 12.0000000000014 13.0000000000015 14.0000000000016 15.0000000000017 16.0000000000018 17.0000000000019 18.000000000002 19.0000000000022 20.0000000000023 11.8000000000013 8.20000000000093 6.20000000000071 5.10000000000058 4.4000000000005 3.80000000000043 3.40000000000039 3.10000000000035 2.90000000000033 2.6000000000003 2.40000000000027 2.30000000000026 2.10000000000024 1.90000000000022 1.8000000000002 1.60000000000018 1.50000000000017 1.40000000000016 1.40000000000016 1.30000000000015 23.5122600000027 13.7347500000016 10.3857800000012 8.67306000000099 7.44576000000085 6.57921000000075 5.92865000000067 5.41896000000062 5.00737000000057 4.66617000000053 4.3782600000005 4.13109000000047 3.91657000000045 3.72810000000042 3.56107000000041 3.41166000000039 3.27721000000037 3.15527000000036 3.04413000000035 2.94273000000033 17.155610000002 10.8375000000012 7.98167000000091 6.44899000000073 5.34277000000061 4.56684000000052 3.99164000000045 3.5477700000004 3.19460000000036 2.90674000000033 2.6674800000003 2.46542000000028 2.29243000000026 2.14260000000024 2.01160000000023 1.89602000000022 1.7932800000002 1.70130000000019 1.61855000000018 1.54366000000018 23.5122600000027 37.2470100000042 47.6327900000054 56.3058500000064 63.7516100000072 70.330820000008 76.2594700000087 81.6784300000093 86.6858000000098 91.3519700000104 95.7302300000109 99.8613200000113 103.777890000012 107.505990000012 111.067060000013 114.478720000013 117.755930000013 120.911200000014 123.955330000014 126.898060000014 17.155610000002 27.9931100000032 35.9747800000041 42.4237700000048 47.7665400000054 52.333380000006 56.3250200000064 59.8727900000068 63.0673900000072 65.9741300000075 68.6416100000078 71.1070300000081 73.3994600000083 75.5420600000086 77.5536600000088 79.449680000009 81.2429600000092 82.9442600000094 84.5628100000096 86.1064700000098 11.8000000000013 20.0000000000023 26.200000000003 31.3000000000036 35.7000000000041 39.5000000000045 42.9000000000049 46.0000000000052 48.9000000000056 51.5000000000059 53.9000000000061 56.2000000000064 58.3000000000066 60.2000000000068 62.000000000007 63.6000000000072 65.1000000000074 66.5000000000076 67.9000000000077 69.2000000000079 16 18 2 20 4 6 8 0 10 12 14 Cum Gas Equivalent, Mmcfe NFG's 2007 Shallow Gas Program(2) Schlumberger Upper Devonian(1) Schlumberger Medina(1) Year

Output of Schlumberger Resource Assessment Development Drilling Upper Devonian and Clinton Medina Wells Only Oil = $70 Gas Price PV 10 ($ million)(1) Year 5 EBITDA ($ million) Year 5 Production (Bcfe) $6.00 868 188.2 26.6 $6.50 957 198.0 26.6 $7.00 1,046 207.8 26.6 $7.50 1,136 217.6 26.6 $8.00 1,225 227.4 26.6 $8.50 1,314 237.2 26.6 (1) Pre-tax and pre-corporate expenses Source: Schlumberger Data and Consulting Analysis

Possible Probable 140 PUD 646 NFG's Risked Reserves, Upper Devonian Resource 438 Bcfe Elk County Overview Overview After receiving initial Schlumberger report on all acreage, Vantage engaged a land man to work with Schlumberger team to provide greater detail in a specific county Objective was to approximate a 3-P reserve study in one of NFG's largest counties Findings compliant with Society of Petroleum Engineers' guidelines Methodology Data sourced actual NFG land positions from title records in Elk County courthouse; well locations from state database Analyzed over 197,000 acres Plotted all well locations on map Determined reserves for each existing well Used Proved Developed Producing ("PDP") reserves to determine Proved Undeveloped ("PUD") reserves Used average reserves to estimate Probables and Possibles Schlumberger Reserve Estimates for NFG's Acreage in Elk County(1) Schlumberger's Analysis Was Further Confirmed By Elk County Leasehold Work (1) Based solely on publicly available information; unrisked reserves of 919 Bcfe (Probables risked at 60% and Possibles risked at 40%) Source: Schlumberger Data and Consulting Services

IV. Selected Companies Analysis

Pure Play Utilities Selected Companies Pure Play Utility Selected Companies (1) 2007E EBITDA estimate from Robert W. Baird Source: 2007E EBITDA estimates from I/B/E/S unless noted; estimates and prices as of October 30, 2007

Pipeline & Midstream MLP Selected Companies (1) 2007E EBITDA from Factset consensus estimate; adjusted for Anadarko Assets acquisition (2) EBITDA estimate adjusted for Cantera Natural Gas Private Placement and Cimmeron Gatherin acquisition (3) EBITDA estimate adjusted for MWP acquisition (4) EBITDA estimate adjusted for Kinder Morgan Assets acquisition (5) EBITDA estimate adjusted for Pueblo Midstream acquisition (6) EBITDA estimate adjusted for Discovery Source: 2007E EBITDA estimates from I/B/E/S unless noted; estimates and prices as of October 30, 2007 Pipeline & Midstream MLP Selected Companies

E&P MLP Selected Companies E&P MLP Selected Companies Source: 2008E EBITDA estimates from I/B/E/S; estimates and prices as of October 30, 2007

Diversified Energy Selected Companies Source: 2008E EBITDA estimate from I/B/E/S; estimates and prices as of October 30, 2007 Diversified Energy Selected Companies

V. Support for Sum of Parts Reference Range

Supporting Calculations For E&P - California EBITDA Estimate

Supporting Data for Gulf of Mexico Asset Sale Price - Historical Transaction Multiples Source: J.S. Herold

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